 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River Road, Suite 106

Corona, California 92880

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth companyx

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.x

Item 8.01    Other Events.

On March 28, 2019, ADOMANI Inc. (“ADOMANI”) and Blue Bird Company (“Blue Bird”) executed an agreement related to the termination of the three-year supply agreement dated September 1, 2017 for ADOMANI to supply zero-emission all electric drivetrain systems for all Type C and Type D electric school buses Blue Bird sold through September 30, 2020.

As disclosed in Part I, Item 1 of our annual report on form 10-K, Cummins, Inc. notified ADOMANI in December 2018 that it intends to terminate the supply agreement between ADOMANI and Cummins’ subsidiary Efficient Drivetrains, Inc., pursuant to which it agreed to exclusively supply ADOMANI with all zero-emission all electric drivetrain systems to be sold through September 30, 2020. The effective date of such termination is May 31, 2019.

In connection with the termination of that agreement, and based on numerous discussions between ADOMANI, Blue Bird and Cummins, ADOMANI voluntarily offered to terminate its agreement with Blue Bird. The termination of the Blue Bird agreement is effective May 31, 2019. Blue Bird will continue to order all drivetrain systems covered by the supply agreement from ADOMANI through that date, and Cummins will manufacture the drivetrain systems for ADOMANI. Blue Bird will assume all responsibilities related to all warranty and other liabilities related to the drivetrains systems sold and to be sold by ADOMANI prior to May 31, 2019 and will compensate ADOMANI for all additional drivetrain systems ordered from Cummins by Blue Bird from June 1, 2019 through September 30, 2019. ADOMANI will continue to advise and support Blue Bird through May 31, 2019. ADOMANI remains open to partnering with Blue Bird in the future and intends to explore potential opportunities to renew such relationship.

ADOMANI does not expect that the termination of the Blue Bird agreement will significantly impact the previously announced revenue expectations for 2019.

The willingness of ADOMANI to accommodate Blue Bird and Cummins reflects its intent, announced previously, to expand its focus to the opportunities it has identified in the zero-emission all electric markets for trucks, cargo vans and chassis, as well as additional similar markets, in addition to the school bus market that ADOMANI has historically targeted. ADOMANI intends to identify potential supply arrangements, partnerships and other strategic relationships in the school bus market, which remains of strategic importance to ADOMANI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: April 1, 2019	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer